Exhibit 10.1

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF OR UPON THE CONVERSION OF ACCRUED INTEREST AS FURTHER DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

KIROMIC BIOPHARMA, INC.

25% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT

$2,000,000Dated: March 7, 2024

FOR VALUE RECEIVED, Kiromic BioPharma, Inc., a Delaware corporation (the “Company”), promises to pay to the order of the initial registered holder hereof, or its permitted assigns (“Holder”), upon the terms set forth below, the principal sum of TWO MILLION DOLLARS ($2,000,000)(the “Principal Amount”), plus interest on the unpaid principal balance hereof at the rate of twenty-five percent (25%) per annum (the “Stated Rate”).

The term “Note” and all references thereto, as used throughout this instrument, shall mean this 25% Senior Secured Convertible Promissory Note as originally executed, or if later amended or supplemented, then as so amended or supplemented.

The aggregate purchase price for this Note pursuant to the terms hereof shall be two million dollars ($2,000,000). The Holder shall pay $1.00 for each $1.00 of Principal Amount. Upon execution and delivery of this Note by the Holder to the Company, the Principal Amount under this Note shall be made in United States Dollars in immediately available funds by wire transfer of funds to the Company’s account, instructions for which are set forth on Exhibit A.

DEFINITIONS

In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated in this section of definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies:

(a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good

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faith by the Holders of a majority in interest of the Notes then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Collateral” shall mean all of the Company’s right, title and interest, in and to, (i) all fixtures (as defined in the UCC) and equipment (as defined in the UCC), (ii) all Intellectual Property, and (iii) all proceeds of the foregoing.

“Common Stock” means the Common Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know- how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium), including, but not limited to, all the intellectually property described under “BUSINESS - Our Intellectual Property” in the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 13, 2022 and other intellectual property of the Company that may be disclosed from time to time in the Company’s SEC filings thereafter.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Pacific Stock Transfer Company, the current transfer agent of the Company, with a mailing address of 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

(a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Notes then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.	Principal and Calculation of Interest.

(a)Upon execution and delivery of this Note by the Holder to the Company, the Holder shall deliver the Principal Amount by wire transfer to the account set forth on Exhibit A and IRS Form W-9 (or IRS Form W-8 as applicable).

(b)Interest on the outstanding principal balance hereof shall be calculated at the Stated Rate based on a 365 day year and shall commence accruing on the date hereof and, to the extent all or any portion of the principal balance hereof has not been converted in accordance with the provisions hereof, shall be payable on the Maturity Date (as defined below), on which the Company shall pay interest accrued on this Note since its issuance then unpaid (the “Accrued Interest”) in cash or, upon election of the Holder, shares of Common Stock or a combination of both. If so elected by the Holder, the Accrued Interest shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing that portion of the unpaid Accrued Interest that the Holder elects to convert by the Conversion Price, subject to the Beneficial Ownership Limitation provided herein, as applicable.

(c)The principal balance and accrued but unpaid interest under this Note (to the extent not converted in accordance with the terms of this Note) shall be due and payable on March 7, 2025 (the “Maturity Date”).

(d)The Company may prepay all or a portion of the principal balance under this Note and accrued and unpaid interest thereon before the Maturity Date on ten (10) days’ prior notice without penalty or premium. The Holder shall remain entitled to convert this Note as set forth herein after receipt of such prepayment notice until the Note is prepaid in full.

2.	Events of Default.

(a)“Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)the failure by the Company to make payment of principal or interest due under this Note at the Maturity Date; and

(ii)any commencement by the Company of a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company; or any commencement against the Company of any bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or the adjudication of the Company as insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the appointment of any custodian, receiver or the like for the Company or any substantial part of the Company’s property which continues undischarged or unstayed for a period of sixty (60) days; or any general assignment by the Company for the benefit of its creditors; or any statement in writing by the Company indicating an inability to pay its debts generally as they become due.

(b)If any Event of Default occurs, then upon such occurrence, in addition to all rights and remedies of Holder under this Note, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Holder may, at its option, declare due any or all of the Company’s obligations, liabilities and indebtedness owing to Holder under this Note whereupon the then unpaid aggregate balance thereof together with all accrued but unpaid interest thereon as of such date shall immediately be due and payable, together with all reasonable out-of-pocket expenses of collection hereof, including, but not limited to, reasonable out-of-pocket attorneys’ fees and legal expenses (for this purpose, the Company shall pay all reasonable out-of-pocket trial and appellate attorneys’ fees, costs and expenses, paid or incurred by Holder in connection with collection of this Note). If the foregoing unpaid aggregate balance, accrued interest, expenses and collection costs are not paid upon demand upon the occurrence of an Event of Default (collectively, the “Default Balance”), such Default Balance shall bear interest until paid in full at the Stated Rate plus 2% per annum or the maximum interest rate then permitted under applicable law (whichever is less) (the “Default Rate”). From and after maturity of this Note (whether upon the scheduled Maturity Date, or by acceleration or otherwise), the Default Balance shall bear interest until paid in full at the Default Rate.

Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder.

3.Seniority; Security.

(a)Seniority. The unpaid principal of and interest on this Note and all other obligations of the Company of any kind whatsoever under or in respect of this Note (the “Senior Obligations”) constitute unsubordinated obligations of the Company, and except for any obligations which have priority under applicable law, rank at least pari passu in right of payment with all other unsubordinated indebtedness of the Company or guaranteed by the Company and are senior and preferred in right of payment to all equity securities of the Company, in each case, outstanding as of the date of this Note. Notwithstanding the foregoing or anything else set forth in this Note, the Holder acknowledges and agrees (i) that the

Company may incur or guarantee additional indebtedness at any time after the date hereof, whether such indebtedness and/or the liens securing such indebtedness are senior, pari passu or junior to the Senior Obligations and (ii) to enter in any intercreditor agreement or subordination agreement reasonably requested by the Company to evidence such priority of payment and/or liens contemplated by such indebtedness incurred pursuant to the preceding clause (i) (each, an “Intercreditor Agreement”).

(b)Security. This Note shall constitute a security agreement as that term is used in the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York (the “UCC”) and the Company hereby grants to the Holder, in order to secure the payment and performance of any and all existing and future obligations and liabilities of the Company owed to Holder, including, without limitation, all existing advances and future advances and the Company’s obligations under this Note, a first lien (subject to any Intercreditor Agreement) and continuing security interest in and to the Collateral, whether now owned or hereafter acquired by the Company, wherever located, and whether now or hereafter existing or arising (collectively, the “Secured Property”) (terms used in this section 3(b) shall have the meaning provided in the UCC; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies); provided further, that “Collateral” shall not include any Excluded Property and if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

As used herein, “Excluded Property” shall mean (i) any permit, lease, license, contract, instrument or other agreement held by the Company, including any property subject thereof, that prohibits or requires the consent of any person other than its Affiliates as a condition to the creation by the Company of a lien thereon, or any permit, lease, license contract or other agreement or property held by the Company to the extent that any requirement of law applicable thereto prohibits the creation of a lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (as defined below) or any other requirement of law and (ii) any United States “intent-to-use” trademark or service mark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing of an “Amendment to Allege Use” or a “Statement of Use” pursuant to Sections 1(c) or 1(d) of the Lanham Act, solely to the extent that, and only for so long as, the grant of such security interest therein would impair the validity or enforceability of, render void or voidable, or result in the cancellation of, such “intent-to-use” trademark or service mark application under federal law.

(c)Cooperation. The Company will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Holder from time to time such confirmatory assignments, conveyances, financing statements, powers of attorney, certificates and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the interests hereby granted, which the Holder, upon written discretion, deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral. Without limiting the foregoing, the Company hereby authorizes the Holder to file any such financing statements as the Holder shall determine to be necessary or advisable to perfect the security interest granted hereunder, without the signature of the Company. Notwithstanding anything to the contrary herein, the Company shall not be required to take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create any security interests in assets located or titled outside of the United States or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements, pledge agreements or other collateral documents governed under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia).

(d)Remedies. In addition to all other rights, options, and remedies granted to the Holder under this Note, upon the occurrence and during the continuation of an Event of Default, the Holder may exercise all other rights granted to it under this Note and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law, including the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process, and to exercise all rights and remedies available to the Holder with respect to the Collateral under the UCC in effect in the applicable jurisdiction(s).

4.Conversion of Note. This Note shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 4.

(a)Conversion Right. Subject to and upon compliance with the provisions of this Note, for as long as this Note is outstanding, the Holder shall have the right, at any time on or after the date hereof and at its option to convert the Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below). Conversion of this Note may be made in whole or in part by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Conversion in the form attached hereto as Exhibit B (the "Notice of Conversion"); provided, that the Holder shall not convert the Note in part for a number of Conversion Shares that are less than 5% of the issued and outstanding shares of Common Stock of the Company as of the date of such conversion. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Note to the Company until the Note is no longer outstanding, in which case, the Holder shall surrender this Note to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Conversion is delivered to the Company. Partial conversion of this Note resulting in conversion of less than all of the Conversion Amount shall have the effect of lowering the Conversion Amount outstanding hereunder. The Holder and the Company shall maintain records showing the number of Conversion Shares converted and the date of such conversion. The Company shall deliver any objection to the Notice of Conversion within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following the conversion of a portion of the Note, the number of Conversion Shares available for conversion hereunder at any given time may be less than the amount stated on the face hereof.

(b)Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 4(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)“Conversion Amount” means the entire outstanding and unpaid principal balance of this Note that may be converted hereunder, subject to the Beneficial Ownership Limitation, and shall exclude the accrued and unpaid interest with respect to such principal balance and the Default Balance, if any.

(ii)“Conversion Price” means, as of any Conversion Share Delivery Date (as defined below) or other date of determination, $2.50, subject to adjustment as provided herein.

(c)	Mechanics of Conversion.

i.Delivery of Conversion Shares Upon Conversion. The Company shall cause the Conversion Shares converted hereunder to be transmitted by the Transfer Agent to the Holder by either, at the sole election of the Holder, (A) crediting the account of the Holder's or its designee's balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system ("DWAC") if the Company is then a participant in such system or (B) by physical delivery of a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the address specified by the Holder in the Notice of Conversion by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of Conversion and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Conversion (such date, the "Conversion Share Delivery Date"). Upon delivery of the Notice of Conversion, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which this Note has been converted, irrespective of the date of delivery of the Conversion Shares. If the Company fails for any reason to deliver to the Holder the Conversion Shares subject to the Notice of Conversion by the Conversion Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of the Conversion Shares subject to such conversion (based on the VWAP of the Common Stock on the date of the applicable Notice of Conversion), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Conversion Share Delivery Date) for each Trading Day after such Conversion Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Note remains outstanding and convertible. As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Company's primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

ii.Delivery of New Note Upon Conversion. If this Note shall have been converted in part, the Company shall, at the request of a Holder and upon surrender of this Note, at the time of delivery of the Conversion Shares, deliver to the Holder a new Note evidencing the rights of the Holder to purchase the unconverted Conversion Shares called for by this Note, which new Note shall in all other respects be identical with this Note.

iii.Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Conversion Shares pursuant to Section 4(c)(i) by the Conversion Share Delivery Date, then the Holder will have the right to rescind such conversion.

iv.Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Conversion Shares in accordance with the provisions of Section 4(c)(i) above pursuant to an conversion on or before the Conversion Share Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such conversion), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common

Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

v.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vi.Charges, Taxes and Expenses. Issuance of Conversion Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Conversion Shares, all of which taxes and expenses shall be paid by the Company, and such Conversion Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Conversion Shares are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by the Assignment Form in the form of Exhibit C attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

vii.Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely conversion of this Note, pursuant to the terms hereof.

(d)	Certain Adjustments.

(i)	Stock Dividends and Splits. If the Company, at any time while this Note is outstanding:

(i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon conversion of this Note shall be proportionately adjusted such that the aggregate Conversion Price of this Note shall remain unchanged. Any adjustment made pursuant to this Section 4(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii)Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 4(d)(i) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(iii)Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(iv)Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a "Fundamental Transaction"), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 4(h) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(h) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 4(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with an conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term "Company" under this Note (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Note and the other Transaction Documents referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may conversion every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Note and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.

(v)Calculations. All calculations under this Section 4(d) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4(d), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(vi)	Notice to Holder.

i.

Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4(d), the Company shall promptly deliver to the Holder by email a notice setting forth the Conversion Price after such adjustment and any resulting adjustment to the number of the Conversion Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.

Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or notes to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Note Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or Notes, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or Notes are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Note constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to conversion this Note during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(e)Reservation. So long as this Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note in full.

(f)	Registration of Conversion Shares.

(i)The Company agrees that, no later than thirty (30) calendar days after the Conversion Share Delivery Date (the “Filing Date”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Conversion Shares (the “Registration Statement”) and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (and in any event, no later than seventy (70) calendar days following the Conversion Share Delivery Date) (the “Effectiveness Deadline”); provided that the Effectiveness Deadline shall be extended if the Registration Statement is reviewed by, and comments thereto are provided from, the SEC, or the Company encounters other delays associated with third parties, including delays in receiving any applicable reviews or consents of the Company’s independent public accounting firm. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Holder for review (but not comment other than with respect to the accuracy of the information concerning the Holder included therein) at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Investor’s review. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Holder be identified as a statutory underwriter in the Registration Statement, Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register the Conversion Shares will be deemed satisfied or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Conversion Shares, such Registration Statement shall register for resale such number of Conversion Shares which is equal to the maximum number of Conversion Shares as is permitted by the SEC.

(ii)The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Investor until the earlier of (i) one (1) year from the issuance of the Conversion Shares, (ii) the date on which all of the Conversion Shares shall have been sold, or (iii) on the first date on which the Holder can sell all of its Conversion Shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Conversion Shares pursuant to the Registration Statement or Rule 144 of the Securities Act, as applicable, qualify the Conversion Shares for listing on the applicable stock exchange on which the Company’s shares of common stock are then listed, and update or amend the Registration Statement as necessary to include the Conversion Shares. For as long as the Holder holds the Conversion Shares, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Conversion Shares pursuant to Rule 144 of the Securities Act. The Holder agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Conversion Shares to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Conversion Shares in the Registration Statement are contingent upon the Holder furnishing in writing to the Company such information regarding Investor, the securities of the Company held by Investor and the intended method of disposition of the Conversion Shares as shall be reasonably requested by the Company to effect the registration of the Conversion Shares, and the Holder shall execute such documents for such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder.

(g)Compliance with Applicable Laws. Holder agrees to comply with all applicable laws, rules and regulations of all federal and state securities regulators, including but not limited to, the Commission, the Financial Industry Regulatory Authority, and applicable state securities regulators with respect to disclosure, filings and any other requirements resulting in any way from the issuance, transfer or conversion of this Note.

(h)Holder's Conversion Limitations. Except as set forth in this Section 4(h), a Holder shall not have the right to convert any portion of this Note and this Note shall not be automatically converted, to the extent that after giving effect to such conversion, such Holder (together with such Holder’s Affiliates, any other Persons acting as a group together, and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)) would beneficially own in excess of 9.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unconverted portion of this Note beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 4(h), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Proxy Statement, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Holder, where such request indicates that it is being made pursuant to this Section 4(h), the Company shall within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by a Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Company, a Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage as specified in such notice; provided that (i) any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and not to any other holder of this Note. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms hereof in excess of the Beneficial Ownership Limitaion shall not be deemed to be beneficially owned by a Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this Section 4(h) shall have any effect on the applicability of the provisions of this Section 4(h) with respect to any subsequent determination of whether this Note may be converted. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(h) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(h) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of this Note.

(i)Voting Agreement. At every meeting of the stockholders of the Company and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, the Holder, together with any Affiliates of the Holder and others acting in concert with the Holder (collectively with the Holder, the “Voting Group”), will exercise voting rights with respect to any Excess Shares in a manner that is proportionate to the manner in which the holders of shares of Common Stock other than the Voting Group vote in respect of such matter. For purposes of this paragraph, “Excess Shares” means those Conversion Shares then beneficially owned by the Voting Group that when aggregated with such other shares of Common Stock beneficially owned by the Voting Group exceed thirty percent (30%) of the then outstanding shares of Common Stock. For purposes of this paragraph, beneficial ownership will be calculated as defined in Rule 13d-3 under the Exchange Act.

5.Transferability. This Note and all rights hereunder are transferable, in whole or in part, upon surrender of this Note at the principal office of the Company or its designated agent, together with a written assignment of this Note substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Note or Notes in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Note evidencing the portion of this Note not so assigned, and this Note shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Note to the Company unless the Holder has assigned this Note in full, in which case, the Holder shall surrender this Note to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Note in full. The Note, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Conversion Shares without having a new Note issued. Notwithstanding the foregoing, the Holder acknowledges and understands this Note has not been registered under the Securities Act and transferred only (a) pursuant to an effective registration statement filed under the Securities Act,

(b) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (c) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. The Holder agrees that if any transfer of this Note or any interest herein is proposed to be made, as a condition precedent to any such transfer, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company.

6.New Note. This Note may be divided or combined with other Notes upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Notes are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Note or Notes in exchange for the Note or Notes to be divided or combined in accordance with such notice. All Notes issued on transfers or exchanges shall be dated the initial issuance date of this Note and shall be identical with this Note except as to the number of Conversion Shares issuable pursuant thereto

7.Cumulative Rights and Remedies. The rights and remedies of Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note or applicable law (including at equity). The election of Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies.

8.Lost or Stolen Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Company shall execute and deliver to Holder a new convertible note containing the same terms, and in the same form, as this Note. In such event, the Company may require Holder to deliver to the Company an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new convertible note, but not the posting of any bond.

9.Use of Proceeds. The Company covenants that it will use the proceeds of the Note (i) for the continued development of the multi-indication allogeneic CAR-T cell therapy that exploits the potency of Gamma Delta T-cells to address solid malignancies and (ii) for other general corporate purposes.

10.Representations, Warranties and Covenants of Holder.

(a)Nature of Purchase. The Holder represents that it is receiving this Note, and the Conversions Shares that may be issued upon conversion, if any, for its own account and not with a view to the distribution thereof. The Holder understands that this Note and the Conversion Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register this Note.

(b)Accredited Investor. The Holder represents that it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). The Holder further represents that it has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of Note and the Conversion Shares.

(c)Access to Information. The Holder represents that it has received access to all information necessary to evaluate the Note and the Conversion Shares and make an investment decision thereon, including any financial information of the Company so requested.

(d)Plan or Intent to Sell. At the time of issuance of this Note and the Conversion Shares, the Holder has no plan or intention to sell, exchange, distribute, dispose of or otherwise transfer this Note or the Conversion Shares.

(e)	Treatment of Notes. The Holder shall treat this Note as indebtedness for all purposes, including U.S. federal income tax purposes.

11.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York,

Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Note, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12.Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Note, if the Company willfully and knowingly fails to comply with any provision of this Note, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

13.Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 7707 Fannin Street, Suite 200, Houston, TX 77054, Attention: Mr. Tim Simkiss, email address: tsimkiss@kiromic.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

14.Taxes. The Company shall be solely responsible for any necessary tax or assessment relating to this Note.

15.Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to convert this Note, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

15.Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Note. The

Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Note and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

16.Successors and Assigns. Subject to applicable securities laws, this Note and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Note are intended to be for the benefit of any Holder from time to time of this Note and shall be enforceable by the Holder or holder of Note Shares.

17.Amendment. This Note may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

18.Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

19.Headings. The headings used in this Note are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Note.

20.Cancellation. After all unpaid principal and interest owed on this Note has been paid in full or converted, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned has signed this Note on behalf of the “Company” and not as a surety or guarantor or in any other capacity.

KIROMIC BIOPHARMA, INC.

By:
Name:	Pietro Bersani
Title:	CEO

Accepted and Acknowledged:

By:
Name:
Title:
Date:	March 7, 2024

Signature Page to Convertible Note

EXHIBIT A WIRE INSTRUCTIONS

Account name and address:

Kiromic BioPharma, Inc 7707 FANNIN ST 200 HOUSTON, TX 77054

Financial Institution:
Account number:
Routing number:
Routing number:

Bank of America’s SWIFT code BOFAUS3N should be used for incoming wires in U.S. dollars (or if you are not sure). Bank of America’s SWIFT code BOFAUS6S should be used for incoming wires in foreign currency

EXHIBIT B NOTICE OF CONVERSION

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Kiromic BioPharma, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share, (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information

A.	Conversion Price:

B.	Number of shares of Common Stock to be issued:

C.Please DWAC the Common Stock into which the Note is being converted in the following name and to the following account:

Broker no: _

Account no: _

D.	If in Certificated Form, deliver to:

E.	Facsimile Number:

F.	E-mail Address:

Authorization

By:______________

Name:

Title:

ASSIGNMENT FORM

(To assign the foregoing Note, execute this form and supply required information. Do not use this form to convert shares.)

FOR VALUE RECEIVED, the foregoing Note and all rights evidenced thereby are hereby assigned to

Name:____________________________

(Please Print)

Address:____________________________

(Please Print)

Phone Number: Email Address:

Dated: _______, _________________________

Holder's Signature:___________________________

Holder's Address:_____________________________